UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 31, 2007

ITC Holdings Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Michigan	001-32576	32-0058047
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

39500 Orchard Hill Place, Suite 200, Novi, Michigan		48375
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-374-7100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On August 31, 2007, International Transmission Company’s ("ITCTransmission") billing rate of $2.350 per kW/month and Michigan Electric Transmission Company, LLC’s ("METC") billing rate of $2.022 per kW/month, both for the period from January 1, 2008 through December 31, 2008, were posted by the Midwest Independent Transmission System Operator Inc. The rates are based on the ITCTransmission and METC Attachment O rate formulas using projected net revenue requirement and load, in accordance with the Federal Energy Regulatory Commission’s approvals in Docket No. ER06-1006 and ER07-95, for ITCTransmission and METC respectively. This information can be accessed on the Internet at http://oasis.midwestiso.org/oasis/DECO for ITCTransmission and http://oasis.midwestiso.org/oasis/METC for METC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITC Holdings Corp.

August 31, 2007	By:	Daniel J. Oginsky

Name: Daniel J. Oginsky
Title: Vice President and General Counsel